      As filed with the Securities and Exchange Commission on June 3, 1994

                                                            REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             _____________________

                                    FORM S-8


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  RHODES, INC.
                             _____________________

               (Exact Name of Registrant as Specified in Charter)

            GEORGIA                                             58-0536190
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                              4370 PEACHTREE ROAD
                            ATLANTA, GEORGIA  30319
                                 (404) 264-4600
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 JOEL H. DUGAN
                             SENIOR VICE PRESIDENT
                           FINANCE AND ADMINISTRATION
                              4370 PEACHTREE ROAD
                            ATLANTA, GEORGIA  30319
                                 (404) 264-4600
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                              E. WILLIAM BATES, II
                                KING & SPALDING
                              191 PEACHTREE STREET
                            ATLANTA, GEORGIA  30303
                                 (404) 572-4600

                             _____________________


                        CALCULATION OF REGISTRATION FEE



============================================================================================================================
    Title of Each        |                        |       Proposed          |           Proposed          |
       Class of          |         Amount         |       Maximum           |           Maximum           |    Amount of
    Securities to        |         to be          |       Offering Price    |           Aggregate         |    Registration
    be Registered        |        Registered      |       Per Share(1)      |         Offering Price(1)   |    Fee
- ----------------------------------------------------------------------------------------------------------------------------
                         |                        |                         |                             |
Common Stock,            |                        |                         |                             |
without par value        |     1,025,922(2)       |      15.3125            |         $15,709,430.63      |   $  5,417.05
- ----------------------------------------------------------------------------------------------------------------------------

                             _____________________

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low reported sales price of the Registrant's common stock on the New York Stock Exchange.

(2) Also registered hereby are 530,922 shares of the Registrant's common stock to be sold pursuant to resales.

                                  RHODES, INC.

                             CROSS-REFERENCE SHEET
                               Part I of Form S-3


Item
Number           Item                                                                        Heading in Prospectus
- ------           ------------------------------------------------------------------          ---------------------
1.                    Forepart of Registration Statement and Outside
                      Front Cover Page of Prospectus . . . . . . . . . . . . . . . .         Outside Front Cover Page

2.                    Inside Front and Outside Back Cover Pages of
                      Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .         Table of Contents;  Available
                                                                                             Information; Incorporation of Certain
                                                                                             Documents by Reference

3.                    Summary Information, Risk Factors and Ratio of
                      Earnings to Fixed Charges . . . . . . . . . . . . . . . . . . .        Investment Considerations

4.                    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .        *

5.                    Determination of Offering Price. . . . . . . . . . . . . . . .         *

6.                    Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .         *

7.                    Selling Security-Holders . . . . . . . . . . . . . . . . . . .         Selling Shareholders

8.                    Plan of Distribution . . . . . . . . . . . . . . . . . . . . .         Method of Sale

9.                    Description of Securities to be Registered . . . . . . . . . .         *

10.                   Interests of Named Experts and Counsel . . . . . . . . . . . .         *

11.                   Material Changes . . . . . . . . . . . . . . . . . . . . . . .         *

12.                   Incorporation of Certain Information by Reference  . . . . . .         Incorporation of Certain Documents by
                                                                                             Reference
13.                   Disclosure of Commission Position on Indemnification
                      For Securities Act Liabilities . . . . . . . . . . . . . . . .         *

_________________________

*  Inapplicable or response would be negative.





                                      (i)

                             PROSPECTUS FOR RESALES

        The material which follows, up to but not including the page beginning
Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities (i) acquired under the RHD Holdings Corp. (predecessor to Rhodes, Inc.) 1988 Stock Option Plan, (ii) acquired or to be acquired under the Rhodes, Inc. 1991 Stock Option Plan, (iii) to be acquired under the Rhodes, Inc. 1994 Stock Purchase Plan or (iv) to be acquired by certain directors pursuant to certain option agreements.




                                     (ii)

PROSPECTUS

                                   530,922

                                  RHODES, INC.

                                  COMMON STOCK


                              ____________________

        This Prospectus relates to up to 530,922 shares of Common Stock, without par value (the "Common Stock"), of Rhodes, Inc., a Georgia corporation ("Rhodes" or the "Company"), which may be offered for sale by the persons listed or referred to under the heading "Selling Shareholders." Such shares have been (i) acquired by the Selling Shareholders under the Company's 1988 Stock Option Plan, (ii) have been or will be acquired by the Selling Shareholders under the Company's 1991 Stock Option Plan, (iii) will be acquired by the Selling Shareholders under the Company's 1994 Stock Purchase Plan or (iv) will be acquired by certain directors pursuant to certain option agreements. Such shares may be offered by the Selling Shareholders from time to time in ordinary brokerage transactions on the New York Stock Exchange at market prices prevailing at the time of the sale or in one or more private transactions at negotiated prices. Each Selling Shareholder will pay any brokerage fees or commissions relating to sales by it. The Company will receive no part of the proceeds of any such sales.

        For information concerning certain factors that should be considered by prospective investors, see "Investment Considerations."

                              ____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           _________________________


        No person has been authorized to give any information or to make any representation, other than as contained or incorporated by reference herein or delivered as described herein, in connection with the offering described in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer by the Selling Shareholders to sell any securities other than those to which it relates or in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company or the information herein since the date hereof.

                THE DATE OF THIS PROSPECTUS IS JUNE 3, 1994.

                               TABLE OF CONTENTS


Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Investment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Method of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., or at certain of the Commission's Regional Offices: Seven World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661.

    The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon the payment of the fees prescribed by the Commission.

    The shares of Common Stock offered hereby are listed on the New York Stock Exchange ("NYSE") and reports, proxy statements and other information concerning the Company can be inspected at the public reference facilities maintained by the NYSE.

    The Company's principal executive offices are located at 4370 Peachtree Road, Atlanta, Georgia 30319, and its telephone number is (404) 264-4600.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by the Company under the Exchange Act are incorporated into this Prospectus by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1994; and

    (b) The description of the Company's Common Stock, without par value, contained in the Company's registration statement on Form 8-A under the Exchange Act (File No. 1-9308), including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents listed above, other than exhibits. Written or telephone requests for such copies should be directed to: Rhodes, Inc., 4370 Peachtree Road, Atlanta, Georgia 30319, (404) 264-4600, Attention: Joel H. Dugan, Senior Vice President-Finance and Administration.

                           INVESTMENT CONSIDERATIONS

    Prospective purchasers of the Common Stock should carefully consider the specific factors set forth below, as well as other information contained in this Prospectus, before investing in the Common Stock.

RECENT LOSSES AND LIMITATIONS UNDER FINANCING AGREEMENTS

    Recent Losses. The Company experienced net losses of $4.2 million, $13.0 million, $13.5 million, $10.0 million and $9.8 million in the period beginning September 28, 1988 and ending February 28, 1989, fiscal years 1990, 1991, 1992 and 1993, respectively. The Company had net income of $3.3 million for the fiscal year 1994. The Company expects to generate sufficient cash flow from operations to meet its debt service requirements, working capital needs and capital expenditures; however, there can be no assurance as to its ability to do so.

    Limitations Imposed under Financing Agreements. The Company's revolving credit agreement with Wachovia Bank of Georgia, N.A. (the "Revolving Credit Agreement") and its outstanding senior secured notes (the "Senior Notes"), impose operating and financial restrictions on the Company. Such restrictions may affect, and in some respects may limit significantly or prohibit, among other things, the ability of the Company to incur additional indebtedness or create liens on its assets, sell assets or engage in mergers or consolidations, make investments, pay dividends or engage in transactions with affiliates. These restrictions could limit the ability of the Company to effect future financings or otherwise may restrict corporate activities, including the ability of the Company to take actions that require funds in excess of those available to the Company.

CONTROL BY SIGNIFICANT SHAREHOLDER

    As of May 1, 1994, WPS Investors, L.P., which is controlled by Holcombe T. Green, Jr., Chairman of the Board of Directors of the Company, beneficially owned approximately 29.8% of the shares of outstanding Common Stock. Accordingly, Mr. Green will continue to have the ability to exercise significant influence over the business and affairs of the Company.

RETAIL FURNITURE INDUSTRY

    The retail furniture industry has historically been cyclical, fluctuating significantly with general economic conditions. During economic downturns, the retail furniture industry tends to experience longer periods of recession and greater declines than the general economy. There can be no assurance that an economic downturn would not have a material adverse effect on the Company.

COMPETITION

    The retail furniture industry is highly competitive and fragmented. The Company competes with a large number of independent furniture stores which operate in single markets, other regional and national furniture store chains, and various department stores and mass merchandisers. Certain of the companies which compete directly with Rhodes have greater financial and other resources that the Company.

 PLANNED EXPANSION AND STORE IMPROVEMENTS

    The Company's continued growth depends to a significant degree on its ability to open new stores in existing or increase the productivity of its existing stores. The Company intends to add 23 net new stores in fiscal 1995, 1996 and 1997, some of which will be in new metropolitan markets, and to remodel or refurbish 37 existing stores over that period. However, the Company opened only three new stores in fiscal 1994 and one new store in each of fiscal 1992 and 1993 and instituted its remodeling and refurbishing program in fiscal 1993. There can be no assurance that the Company will be able to locate favorable store sites and arrange favorable leases for new stores; open new stores in a timely manner; hire, train and integrate employees and managers in these new stores; expand its distribution facilities; adapt its distribution, management information and other operating systems to the extent necessary to grow in a successful and profitable manner; or successfully remodel and refurbish existing stores. The Company's expansion and remodeling and refurbishing programs could be delayed or limited if it does not generate sufficient cash flow from operations or if the Company is unable to obtain other sources of capital.

RESTRICTIONS ON PAYMENT OF DIVIDENDS; NO RECENT DIVIDEND PAYMENTS

    The Company has not paid a cash dividend on the Common Stock since 1988 and it has no plans to commence paying cash dividends on the Common Stock. The Revolving Credit Agreement and the Senior Notes contain significant restrictions on the payment of dividends.


ANTI-TAKEOVER EFFECT OF THE COMPANY'S BYLAWS

    The Company's Bylaws include provisions which make applicable to the Company a two-thirds super-majority shareholder vote on business combinations and the protections afforded by Part 2 and Part 3 of Article 11 of the Georgia Business Corporation Code. These provisions could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

SELLING SHAREHOLDERS

           The following table sets forth certain information as of May 1, 1994 with respect to the Selling Shareholders:

                                                                          Number of
                                                   Number of              Shares of             Number of Shares
                                Number of          Options for            Common Stock          of Common Stock
                                Shares of          Shares of              Registered            Owned After
Selling                         Common Stock       Common Stock           for Resale            All Registered
Stockholder                     Owned              Owned                  Herein                Shares are Sold(1)
- -----------                     ------------       ------------           -----------           ----------------
Irwin Lowenstein (2)                  37,915          125,000                136,250                  26,665
Don Chapman                            2,000            7,500                  7,500                   2,000
James Napier                           1,000            7,500                  7,500                   1,000
Joel Lanham                           13,725           85,000                 91,948                   6,777
Joel Dugan                            18,640           55,000                 61,838                  11,802
Jack Hurst                             3,375            7,500                 10,875                     -0-
Don Parker                             4,875           35,000                 38,375                   1,500
Michael Beindorff                      3,500           40,000                 40,000                   3,500
Barbara Snow (3)                       1,350           10,000                 11,350                     -0-
Nathan Averett                         3,375           17,500                  3,375                     -0-
Perry Biggs                            3,375           35,000                  3,375                     -0-
Eric Citron                            1,350           17,500                  1,350                     -0-
David Fiske                            1,350              -0-                  1,350                     -0-
William Griffith                       1,350           10,000                  1,350                     -0-
George Harris                         11,811           17,500                  7,536                   4,275
Ray Hunnicutt                          1,350           17,500                  1,350                     -0-
Keith Kassel                           1,350           10,000                  1,350                     -0-
Gloria Simpson                         1,350              -0-                  1,350                     -0-
Jay Tenebaum                           1,500              -0-                  1,500                     -0-
John Torre                             1,350           10,000                  1,350                     -0-
James Welch                            1,350           17,500                  1,350                     -0-
Frank Wentz                            1,350           17,500                  1,350                     -0-
Ambrose Woods                          1,350            7,500                  1,350                     -0-

__________

(1) Each Selling Shareholder will beneficially own less than 1% of the Common Stock after all shares registered herein are sold.

(2) Excludes 400 shares of Common Stock owned by Mr. Lowenstein's daughters as to which Mr. Lowenstein disclaims beneficial ownership.

(3) Excludes 300 shares of Common Stock owned by Ms. Snow's children as to which Ms. Snow disclaims beneficial ownership.

        Each of the first nine of the Selling Shareholders is an executive officer or director of the Company. With the exception of Mr. Tenebaum, the remaining Selling Shareholders are current employees of the Company. The Selling Shareholders may also use this Prospectus for reoffers and resales of shares of Common Stock acquired upon the exercise of options issued to them under the 1988 Stock Option Plan, the 1991 Stock Option Plan or acquired pursuant to the 1994 Stock Purchase Plan prior or subsequent to the date of this Prospectus.

        Because the Selling Shareholders may offer all or some part of the number of shares of Common Stock registered herein indicated in the table above pursuant to the offering contemplated by this Prospectus, no estimates can be given as to the amount of Common Stock that will be held by each Selling Shareholder after completion of this offering. See "Method of Sale."

                                 METHOD OF SALE

        Sales of the shares of Common Stock offered by this Prospectus may be made from time to time through the New York Stock Exchange, where the Company's Common Stock is listed for trading, at market prices prevailing at the time of the sale or in one or more private transactions at negotiated prices. Sales may involve payment of brokers' fees or commissions by the Selling Shareholder. There is no present plan of distribution.

                                    EXPERTS

             The historical financial statements and schedules as of February 28, 1993 and February 28, 1994 and for the three years ended February 28, 1994 incorporated by reference in this Prospectus, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Certain Documents by Reference

             The following documents filed by Rhodes, Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1994; and

        (2) The description of the Company's common stock, without par value, contained in the Form 8-A Registration Statement filed under the Exchange Act (File No. 1-9308), including any amendment or report filed for the purposes of updating such description.

             All documents filed by the Company subsequent to the date of this Registration Statement pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities

             Inapplicable

Item 5.      Interest of Named Experts and Counsel.

             Inapplicable.

Item 6.      Indemnification of Directors and Officers.

             Article IX of the Company's Amended Bylaws, as well as Article 8,
Part 5 of the Georgia Business Corporation Code, provide for the indemnification by the Company of, and advancement of expenses to, its directors, officers, employees and agents. The Company maintains insurance coverage of its directors and officers with respect to certain liabilities incurred in their capacities as such and insuring the Company against payments which it becomes obligated to make to such persons under the foregoing indemnification provisions.

        Statutory Authority

             14-2-850.  PART DEFINITIONS.

             As used in this part, the term:

             (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

             (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

             (3)          "Expenses" include attorneys' fees.

             (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

             (5) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             (6) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

             14-2-851.    AUTHORITY TO INDEMNIFY.

             (a) Except as provided in subsections (d) and (e) of this Code section, a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

             (b) A director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a) of this Code section.

             (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct set forth in subsection (a) of this Code section.

             (d) A corporation may not indemnify a director under this Code section:

                                  (1)      in connection with a proceeding by
                                           or in the right of the corporation
                                           in which the director was adjudged
                                           liable to the corporation; or

                                  (2)      In connection with any other
                                           proceeding in which he was adjudged
                                           liable on the basis that personal
                                           benefit was improperly received by
                                           him.

             (e) Indemnification permitted under this Code section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

             14-2-852.    MANDATORY INDEMNIFICATION.

             Unless limited by its articles of incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

             14-2-853.    ADVANCE FOR EXPENSES.

             (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                          (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Code Section 14-2-851; and

                          (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this part.

             (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

             14-2-854.    COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR
                          EXPENSES.

             Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advances for expenses if it determines:

                          (1) The director is entitled to mandatory indemnification under Code Section 14-2-852, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification;

                          (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection (a) of Code Section 14-2-851 or was adjudged liable as described in subsection (d) of Code Section 14-2-851, but if he wad adjudged so liable his indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders pursuant to Code Section 14-2-856 provides otherwise; or

                          (3) In the case of advances for expenses, the director is entitled, pursuant to the articles of incorporation, bylaws, or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

             14-2-855.    DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

             (a)          A corporation may not indemnify a director under Code
                          Section 14-2-851 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of Code Section 14-2-851.

             (b)          The determination shall be made:

                          (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                          (2)     If a quorum cannot be obtained under
                                  paragraph (1) of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                          (3)     By special legal counsel:

                                  (A)      Selected by the board of directors
                                           or its committee in the manner
                                           prescribed in paragraph (1) or (2)
                                           of this subsection; or

                                  (B)      If a quorum of the board of
                                           directors cannot be obtained under
                                           paragraph (1) of this subsection and
                                           a committee cannot be designated
                                           under paragraph (2) of this
                                           subsection, selected by majority
                                           vote of the full board of directors
                                           (in which selection directors who
                                           are parties may participate); or

                          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

             (c) Authorization of indemnification or an obligation to indemnify and evaluation or as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (b) of this Code section to select counsel.

             14-2-856.    SHAREHOLDER APPROVED INDEMNIFICATION.

             (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part.

             (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

                          (1) For any appropriation, in violation of his duties, of any business opportunity of the corporation;

                          (2)     For acts or omissions which involve
                                  intentional misconduct or a knowing violation of law;

                          (3)     For the types of liability set forth in Code
                                  Section 14-2-832; or

                          (4) For any transaction from which he received an improper personal benefit.

             (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                          (1) The director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

                          (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Code section.

             14-2-857.    INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

             Unless a corporation's articles of incorporation provide otherwise:

                          (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852 and is entitled to apply for court ordered indemnification under Code Section 14-2-854, in each case to the same extent as a director; and

                          (2) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

             14-2-858.    INSURANCE.

             A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Code Section 14-2-851 or Code Section 14-2-852.

             14-2-859.    APPLICATION OF PART.

             (a) A provision treating a corporation's indemnification of or advance for expenses to directors that is contained in its articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with this part. If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

             (b) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

        Articles of Incorporation Authority

             ARTICLE VI OF RHODES, INC.'S RESTATED AND AMENDED ARTICLES OF INCORPORATION PROVIDES:

             A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages, for breach of duty of care or other duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Georgia Business Corporation Code as currently in effect or as the same may hereafter be amended.

             No amendment, modification or repeal of this Article VI shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

        Bylaw Authority

             ARTICLE IX OF RHODES, INC.'S AMENDED BYLAWS PROVIDES:

             Section 1. Indemnification. The corporation shall indemnify each person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under Section 14-2-156 of the Official Code of Georgia Annotated or any successor provisions of the laws of the State of Georgia. If any such indemnification is requested pursuant to sections 14-2-156(a) or (b) of said Code or laws or any successor provisions, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in section 14-2-156(d) of said Code or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 14-2-156(a) or (b) of said Code or laws. Upon any such determination that such indemnification is proper, the corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said sections of said Code or laws. The right to indemnification under this article is granted in consideration of service to the corporation and shall be a contract right. The indemnification obligation of the corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision, agreement, or resolution approved by the shareholders pursuant to section 14-2-156(b) of said Code or laws.

             Section 2. Insurance. The corporation may purchase and maintain insurance at its expense, to protect itself and any such person against any such liability, cost, payment or expense whether or not the corporation would have the power to indemnify such person against such liability.

Item 7.      Exemptions from Registration Claimed

Restricted securities to be reissued or resold pursuant to this registration statement were issued from time to time to employees of the Company upon exercise of options to purchase Common Stock granted to such employees pursuant to the 1988 Stock Option Plan and 1991 Stock Option Plan in transactions exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Item 8.      Exhibits

             Exhibit      Description
             -------      -----------
             4.1          Restated and Amended Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-60962)).

             4.2          Amended Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                          Statement on Form S-1 (File No. 33-60962)).

             5.1          Opinion of King & Spalding.

             23.1         Consent of Arthur Andersen & Co.

             23.2         Consent of King & Spalding (included in Exhibit 5.1).

             99.1         Rhodes, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.35 to the Registrant's Annual
                          Report on Form 10-K for the year ended February 28, 1991).

             99.2         RHD Holdings Corp. (predecessor to the Registrant) 1988 Stock Option Plan (incorporated by reference to
                          Exhibit 10.34 and 34.1 to the Registrant's Annual Report on Form 10-K for the year ended February 28,
                          1991).

             99.3         Form of the Rhodes, Inc. 1994 Stock Purchase Plan.


             Experts

             The consolidated financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports. Future consolidated financial statements of the Company and the reports thereon of Arthur Andersen & Co. also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

Item 9.      Undertakings

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                  provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of
             1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 3rd day of June, 1994.


                                        RHODES, INC.



                                        By: /s/ Holcombe T. Green, Jr.
                                           ---------------------------
                                           Holcombe T. Green, Jr.
                                           Chairman of the Board of
                                           Directors


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Holcombe T. Green, Jr. and Joel H. Dugan and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 3rd day of June, 1994.


Signature                                                    Title
- ---------                                                    -----
/s/ Holcombe T. Green, Jr.                                    Chairman of the Board of Directors
- ------------------------------------
Holcombe T. Green, Jr.



/s/ Irwin L. Lowenstein                                      Director, Chief Executive Officer
- ------------------------------------                         and President (Principal Executive
Irwin L. Lowenstein                                          Officer)




/s/ Joel H. Dugan                                            Senior Vice President, Finance &
- ------------------------------------                         Administration (Principal Financial
Joel H. Dugan                                                Officer)




/s/ Barbara Snow                                             Corporate Controller (Principal
- ------------------------------------                         Accounting Officer)
Barbara Snow



/s/ James R. Kuse                                            Director
- ------------------------------------
James R. Kuse



/s/ Don L. Chapman                                           Director
- ------------------------------------
Don L. Chapman



/s/ James V. Napier                                          Director
- ------------------------------------
James V. Napier

                                 EXHIBIT INDEX


Exhibit                                      Description                                        Page No.
- -------                                      -----------                                        --------
   4.1                             Restated and Amended Articles of
                                   Incorporation of Registrant
                                   (incorporated by reference to
                                   Exhibit 3.1 to the Registrant's
                                   Registration Statement on Form S-1
                                   (File No. 33-60962)).

   4.2                             Amended Bylaws of Registrant
                                   (incorporated by reference to
                                   Exhibit 3.2 to the Registrant's
                                   Registration Statement on Form S-1
                                   (File No. 33-60962)).

   5.1                             Opinion of King & Spalding.

  23.1                             Consent of Arthur Andersen & Co.

  23.2                             Consent of King & Spalding (included
                                   in Exhibit 5.1)

  99.1                             Rhodes, Inc. 1991 Stock Option
                                   Plan (incorporated by reference to
                                   Exhibit 10.35 to the Registrant's
                                   Annual Report on Form 10-K for the
                                   year ended February 28, 1991).

  99.2                             RHD Holdings Corp. (predecessor to the
                                   Registrant) 1988 Stock Option Plan
                                   (incorporated by reference to
                                   Exhibit 10.34 and 34.1 to the
                                   Registrant's Annual Report on
                                   Form 10-K for the year ended
                                   February 28, 1991).

  99.3                             Form of the Rhodes, Inc. 1994 Stock Purchase Plan.